                             LUKOIL FINANCE LIMITED



LUKOIL AMERICAS CORPORATION
540 Madison Avenue
New York, New York  10022


                                                               30 October 2000
Dear Sirs,

Capitalised terms used in this letter-loan agreement (this "LETTER-LOAN AGREEMENT") shall have the meanings given them in EXHIBIT A to this Letter-Loan Agreement. We (the "LENDER") are pleased to make available to you the following term loan facility:

1. AMOUNT: The maximum amount of the Loan is limited to US$56,000,000 (the "LOAN").

2. PURPOSE: The Loan shall be used by the Borrower as a capital contribution to its wholly-owned subsidiary MikeCon, Inc., a Delaware corporation (the "ACQUISITION COMPANY"), for the purpose of acquiring (whether directly or indirectly through one or more subsidiaries) shares of Getty Petroleum Marketing Inc., a Maryland corporation ("GETTY").

3. CONDITIONS PRECEDENT TO FACILITY: The obligations of the Lender are subject to the following conditions precedent:

      (a) The Lender shall have received, to the extent requested, (i) certified copies of all necessary corporate authorisations and consents in relation to this facility, (ii) copies of your constitutional documents and certificate of incorporation and the corresponding documents of the Acquisition Company, and (iii) a certified copy of the Merger Agreement;

      (b) the Lender and you shall have executed and delivered the Pledge Agreement; and

      (c) you shall simultaneously issue to the Lender or its affiliate designee, and the Lender or such affiliate designee shall simultaneously purchase, the Mandatorily Redeemable Preferred Stock.

4. FURTHER CONDITIONS PRECEDENT TO THE LOAN: The obligation of the Lender to make the Loan available is subject to the condition that as at the time for the borrowing thereof no event of default specified below (or event which with giving of notice, lapse of time or other condition may constitute such an event of default) has occurred or is continuing or would result from such borrowing and that the warranties in PARAGRAPH 12 would be true on and as of the time for such borrowing as if made at such time.

5. BORROWING: The loan shall be drawn down in one installment. The Borrower shall, at least two Banking Days prior to the proposed drawdown date, issue a drawdown notice specifying the account to be credited on the relevant drawdown date, which account shall be an account of the Borrower.

6. REPAYMENT: The Loan shall be payable on demand in amounts up to the Maximum Demand Amount from time to time in effect, where the Maximum Demand Amount at any date is equal to (a) the sum of the amounts set forth in the schedule attached as Exhibit B for each date in such schedule through and including such date minus (b) the sum of all principal paid on the Loan in accordance with this Letter-Loan
      Agreement prior to such date. Prepayments require the consent of the Lender. Whether or not any demand has been made, the outstanding principal balance of the Loan, together with any accrued and unpaid interest, shall be paid in full on September 30, 2008.

7. INTEREST PERIODS: Interest Periods shall be of three months duration or such other period as the Lender may agree provided that (i) the first Interest Period shall commence on the date of drawdown and terminate on 31st December 2000 and (ii) unless otherwise agreed, each Interest Period shall end on the last day of a calendar quarter.

8. INTEREST: The outstanding principal balance of the Loan shall bear interest at Adjusted LIBOR. Interest on the Loan is payable in the currency in which the Loan is then denominated and, in respect of the period from the date of drawdown of the Loan up to and including 31st March 2001, on 30th March 2001, and thereafter every three months and on the last Banking Day of each Interest Period All interest is calculated on the basis of a 360 day year and for the actual number of days elapsed.

9. DEFAULT INTEREST: Interest (compounded quarterly) on any overdue sum will be payable (both before and after judgment) on demand at the rate of 2% over Adjusted LIBOR for such maturities as the Lender may select.

10. PAYMENTS; AGREEMENT REGARDING TRANSFER OF THE LOAN: All payments by the parties are to be made in immediately available funds to a designated account in the country of the currency. All payments by the Borrower shall be made without set-off or counterclaim and without any deduction, and if you are compelled to make any deductions you will pay additional amounts to ensure receipt by the Lender of the full amount which the Lender would have received but for such deduction. Lender will use its reasonable best efforts to transfer the Loan prior to 1st January 2001 to an affiliate located in a jurisdiction that maintains an income tax treaty with the United States (from and after any such transfer, such transferee affiliate shall be the "LENDER" for all purposes hereof).

11. INCREASED COSTS: You will pay to the Lender as additional interest, the amount certified by the Lender as necessary to compensate the LUKOIL Finance Ltd. Group (defined below) for any increased costs or reduction in return flowing from compliance by the members of the LUKOIL Finance Ltd. Group with any official directions or any law or regulation (including without limitation those relating to taxes) whether directly or indirectly attributable to the transactions contemplated by this Letter-Loan Agreement, but, if not directly attributable to such transactions, then spread on such basis as the Lender deems fair. For the avoidance of doubt, such amount will be that necessary so that the yield ultimately received by LUKOIL Finance Ltd. on the capital consisting of the Loan is equal to Adjusted LIBOR calculated on the assumption that (i) any interest received by the Lender in respect of this Letter-Loan Agreement will distributed as a dividend by the Lender to its parent entity and that any dividend income so received by each parent entity in the LUKOIL Finance Ltd.
      Group will be distributed as a dividend to its parent entity until any amount so received has been distributed as a dividend to LUKOIL Finance Ltd. and (ii) all applicable official directions, laws and regulations (including without limitation those relating to taxes) are fully complied with. As used in this PARAGRAPH 11, "LUKOIL FINANCE LTD.
      GROUP" means LUKOIL Finance Ltd., any affiliate to whom LUKOIL Finance Ltd. may transfer the Loan pursuant to PARAGRAPH 10, and any intermediate entities between LUKOIL Finance Ltd. and any such transferee affiliate.

12. WARRANTY: You warrant on the date hereof and on each date that this agreement is outstanding as if warranted on each such date (a) that this agreement is a legally binding obligation enforceable in accordance with its terms, is within your powers, has been duly authorised and does not conflict with any law or document and that all consents and authorisations in relation thereto have been obtained and
      (b) there has been no material adverse change in financial condition since the latest of (i) the date of your incorporation, (ii) the date on which your last available consolidated audited accounts were provided by you to us in accordance with PARAGRAPH 13, and (iii) the date of this Letter-Loan Agreement.

13. INFORMATION: You will deliver to the Lender upon request copies of any consolidated or unconsolidated audited accounts prepared on your behalf and such other financial information as the Lender may reasonably request. On the last day of each quarter you shall supply to the Lender quarterly updated statements of your and your subsidiaries current indebtedness and encumbrances.

14. UNDERTAKINGS: Without the prior written consent of the Lender you and your subsidiaries (other than the Surviving Entity, as defined below) will not (a) create or permit to subsist any mortgage, charge or other encumbrance (each a "LIEN") over any of your or their assets (including, without limitation, the shares of stock of the Surviving Entity) other than Liens in favor of the Lender; (b) permit any disposals or leases (by one or a series of transactions) of all or a substantial part of your or their business or assets; (c) permit any material change in the nature of your or their business as now conducted; (d) incur or permit to exist any indebtedness other than in favor of the Lender; (e) declare or pay any dividends or other distributions to your shareholders other than dividends or distributions consisting solely of capital stock of the Borrower and, so long as no Event of Default has occurred and is continuing, dividends required under the terms of the Mandatorily Redeemable Preferred Stock; or (f) redeem any of the Mandatorily Redeemable Preferred Stock. For the avoidance of doubt, except as set forth in the following two sentences, nothing in this Letter-Loan Agreement shall restrict the Acquisition Company or Getty. You will (w) acquire all of the shares of capital stock of Getty in accordance with the Merger Agreement; (x) cause the Acquisition Company and any subsidiaries of the Acquisition Company (the "ADDITIONAL MERGER SUBSIDIARIES") to be merged with Getty pursuant to the Merger Agreement; (y) execute and deliver such further documents and take such further acts as may be reasonably requested by the Lender to grant the Lender security over the shares of the surviving entity (the "SURVIVING ENTITY") promptly upon the merger of the Acquisition Company, any Additional Merger Subsidiaries, and Getty pursuant to the Merger Agreement; and (z) from time to time cause the Surviving Entity to declare and pay such dividends as may be necessary to enable you to make any payment required under this Letter-Loan Agreement. Without the consent of the Lender you will not permit the Surviving Entity to incur or permit to remain outstanding indebtedness for borrowed money in an aggregate principal amount in excess of US$20,000,000 or the equivalent in any other currency. Without the consent of Oil Company LUKOIL you will not create or permit to subsist any Lien over any of the assets of the Surviving Entity other than (i) Liens on the assets of the Surviving Entity existing at the time of acquisition by the Borrower or any subsidiary of the Borrower of any interest in Getty,
      (ii) statutory liens arising by operation of law, (iii) purchase money security interests in fuel acquired by the Surviving Entity in the ordinary course of its retail business, and (iv) other Liens securing indebtedness for money borrowed by the Surviving Entity in an aggregate amount not greater than $5,000,000.

15. SECURITY: As security for your obligations under and in connection with this Letter-Loan Agreement, you shall execute and deliver the Pledge Agreement, pledge all of the shares of the Acquisition Company pursuant thereto, and, effective upon consummation of the merger of Getty and the Acquisition Company in accordance with the Merger Agreement, pledge all of the shares of the Surviving Entity. If for any reason you do not acquire all of the shares of capital stock of Getty and cause the merger of Getty and the Acquisition Company in accordance with the Merger Agreement and pledge all of such shares of capital stock of the Surviving Entity on or before January 25, 2001, then upon the written request of the Lender you shall grant the Lender such other security as the Lender may reasonably request.

16.   EVENTS OF DEFAULT:

      If:

      (a) you fail (i) to pay any sum when due hereunder for ten days following demand or (ii) to comply with any other term hereof as soon as reasonably practicable following notice of any breach;

      (b) any warranty in (or in connection with) this Letter-Loan Agreement shall be or become incorrect in any material respect;

      (c) any other obligation of yours becomes prematurely payable or the creditor in respect thereof becomes entitled to declare any such obligation prematurely payable or any such obligation is not paid when due or any security therefor becomes enforceable;

      (d) you go into liquidation or are dissolved, or a receiver, administrator or other official or creditors' representative is appointed in respect of you or any of your assets, or you become insolvent for the purposes of any law, or cease or threaten to cease to carry on all or a substantial part of your business, or a petition for an administration order in relation to you is presented or any analogous event occurs in any jurisdiction; or

      (e) it becomes illegal for the Lender to make or maintain any of its obligations hereunder

      (any such event being an "EVENT OF DEFAULT") then and at any time thereafter the Lender may by written notice terminate its obligations hereunder and/or demand immediate payment of the Loan and such demand will be complied with forthwith.

17. MISCELLANEOUS PAYMENTS: You will pay (a) all funding breakage costs of the Lender (if any) and any stamp duties in connection herewith, (b) such amount as is necessary to indemnify the Lender against the consequences of any non-compliance or event of default, (c) all costs including legal fees incurred by the Lender in connection with the preparation and enforcement of this agreement and (d) losses flowing from any judgment or claim being payable in a different currency from that agreed hereunder.

18. TRANSFERS: The Lender may assign all or any of its rights hereunder without the consent of the Borrower. The Borrower may not assign all or any of its rights, or delegate any of its duties, hereunder without the prior written consent of the Lender.

19. WAIVERS: No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof or prejudice any other or further exercise by the Lender of any of its rights or remedies hereunder. The rights and remedies herein are cumulative and not exclusive of any right or remedies provided by law.

20.   LAW: This agreement shall be governed by English law.

21. JURISDICTION: For the benefit of the Lender solely, you hereby irrevocably submit to the jurisdiction of the English courts and appoint Lukoil Europe Ltd. of 86 Jermyn Street, St James's, London, SW1Y 6JD as your agent for service of process in relation thereto. Such jurisdiction shall be non-exclusive except to the extent that such non-exclusivity prejudices the submission to such jurisdiction.

22. NOTICES: All notices and communications in connection with this Letter-Loan Agreement shall be in writing, including facsimile, and shall be effective when received by the receiving party at the address specified below its signature block below or such other address as may be provided to the other party by 10 Banking Days' prior written notice; provided, that any notice received after 5:00 p.m., local time, of the recipient on a Banking Day or at any time on a day which is not a Banking Day shall be effective at 9:00 a.m., local time of the recipient on the next Banking Day.

                     [Remainder of Page Intentionally Blank]

If you agree to the above, please sign and return the enclosed copy of this Letter-Loan Agreement.


Yours faithfully,

For and on behalf of LUKOIL FINANCE LIMITED

By:   /s/
      ------------------

Name:
      ------------------

Title:
       ------------------

Address for notices:

LUKOIL Finance Limited
EuroPort, Suite 955B
EuroPort Road
P.O. Box 179
Gibraltar
Attention:  Mr. Sergei Portniaguine
Facsimile:  +35-076919


We agree to the above.

For and on behalf of LUKOIL AMERICAS CORPORATION

By:   /s/
      ------------------

Name:
      ------------------

Title:
       ------------------

Address for Notices:                   Copy to:

LUKOIL Americas Corporation            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
540 Madison Avenue                     590 Madison Avenue
New York, New York  10022              New York, New York  10022
Attention:  Mr. Vadim Gluzman          Attention:  Mr. Patrick Dooley
Facsimile:  +1-212-421-4704            Facsimile:  +1-212-872-1002


DATED   30 October 2000

                                    EXHIBIT A


"ADJUSTED LIBOR" for any Interest Period means the sum of (x) 2% per annum and
(y) LIBOR for such Interest Period.

"BANKING DAY" means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and New York.

"DOLLARS" or "US$" means the lawful currency for the time being of the United States of America.

"INTEREST PERIOD" means an interest period in respect of the Loan.

"LIBOR" means the average rate per annum quoted by leading banks in the London interbank market at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of Dollar deposits for a period comparable to the relevant Interest Period.

"LOAN" means the loan in an original principal amount not exceeding US$56,000,000 which is the subject of this Letter-Loan Agreement.

"MANDATORILY REDEEMABLE PREFERRED STOCK" means the mandatorily redeemable preferred stock of the Borrower issued or to be issued by the Borrower to the Lender on or about the date of this Letter-Loan Agreement in an amount approximately equal to US$18,600,000.

"MERGER AGREEMENT" means that certain merger agreement dated on or about the date of this Letter-Loan Agreement among, inter alia, the Borrower, the Acquisition Company, and Getty.

"PLEDGE AGREEMENT" means that certain Pledge Agreement from the Borrower to the Lender in the form attached to this Letter-Loan Agreement as EXHIBIT C to this Letter-Loan Agreement, regarding the pledge by the Borrower of the stock of the Acquisition Company and, effective upon the consummation of the merger of the Acquisition Company and Getty, the Surviving Entity, as security for its obligations hereunder.

"RATE FIXING DAY" means the second Banking Day before the first day of an Interest Period.

                                    EXHIBIT B

                               REPAYMENT SCHEDULE


                   ----------------------------------------------
                         REPAYMENT DATE         MAXIMUM DEMAND
                                                 AMOUNT (USD)
                   ----------------------------------------------
                            30/06/01               US$282,623.00
                   ----------------------------------------------
                            30/09/01                3,275,456.00
                   ----------------------------------------------
                            31/12/01                1,847,443.00
                   ----------------------------------------------
                            31/03/02                  412,219.00
                   ----------------------------------------------
                            30/06/02                  409,093.00
                   ----------------------------------------------
                            30/09/02                3,406,096.00
                   ----------------------------------------------
                            31/12/02                1,980,955.00
                   ----------------------------------------------
                            31/03/03                  545,698.00
                   ----------------------------------------------
                            30/06/03                  546,958.00
                   ----------------------------------------------
                            30/09/03                3,548,506.00
                   ----------------------------------------------
                            31/12/03                2,135,989.00
                   ----------------------------------------------
                            31/03/04                  673,438.00
                   ----------------------------------------------
                            30/06/04                  697,063.00
                   ----------------------------------------------
                            30/09/04                3,703,559.00
                   ----------------------------------------------
                            31/12/04                2,284,955.00
                   ----------------------------------------------
                            31/03/05                  849,626.00
                   ----------------------------------------------
                            30/06/05                  860,869.00
                   ----------------------------------------------
                            30/09/05                3,872,766.00
                   ----------------------------------------------
                            31/12/05                2,457,881.00
                   ----------------------------------------------
                            31/03/06                1,022,510.00
                   ----------------------------------------------
                            30/06/06                1,039,433.00
                   ----------------------------------------------
                            30/09/06                4,057,217.00
                   ----------------------------------------------
                            31/12/06                2,646,385.00
                   ----------------------------------------------
                            31/03/07                1,210,972.00
                   ----------------------------------------------
                            30/06/07                1,234,083.00
                   ----------------------------------------------
                            30/09/07                4,258,284.00
                   ----------------------------------------------
                            31/12/07                2,851,872.00
                   ----------------------------------------------
                            31/03/08                1,415,478.00
                   ----------------------------------------------
                            30/06/08                1,446,249.00
                   ----------------------------------------------
                            30/09/08                1,026,324.00
                   ----------------------------------------------